AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                24/7 Media, Inc.,

                         Interactions Acquisition Corp.

                                       and

                      Intelligent Interactions Corporation
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                          AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER, dated as of April 9, 1998 (this "Agreement"), among 24/7 Media, Inc., a Delaware corporation ("24/7"), Interactions Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of 24/7 (the "Subsidiary"), and Intelligent Interactions Corporation ("the Company"), a Delaware corporation, and each of the stockholders of the Company set forth on the signature pages hereto (each, a "Seller").

               WHEREAS, the Boards of Directors of 24/7, the Subsidiary, and the Company have each approved the merger (the "Merger") of the Subsidiary with and into the Company, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein; and

               WHEREAS, for federal income tax purposes, it is intended that the Merger, as defined herein, shall qualify as a reorganization within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, each Seller is the owner of such number and class(es) of shares of capital stock (the "Shares") of the Company as is set forth on the Ownership Table following the signatures pages hereto ("Ownership Table"), such Shares collectively constituting all of the issued and outstanding shares of capital stock of the Company; and

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, 24/7, the Subsidiary, the Company and the Sellers hereby agree as follows:

               1.     The Merger.

               (a) The Merger At the Effective Time (as defined in subparagraph 1(b) and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Subsidiary shall be merged with and into the Company, the separate corporate existence of the Subsidiary shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

               (b) Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII and after the Closing referred to in subparagraph 1(g), the parties hereto shall cause the Merger to be consummated by delivering a Certificate of Merger (the "Certificate of Merger") to the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law, for filing by the Secretary of State (the time of such filing being the "Effective Time").


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               (c) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers, franchises, and property of the Subsidiary shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts, and liabilities of the Subsidiary shall become the restrictions, disabilities, duties, debts, and liabilities of the Surviving Corporation.

               (d) Certificate of Incorporation; By-Laws. At the Effective Time, the Certificate of Incorporation and By-Laws of the Subsidiary shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended.

               (e) Directors and Officers. The directors of the Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

               (f) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of 24/7, the Subsidiary or the Company, or the Sellers, each share of capital stock of the Company shall be exchanged for shares of capital stock of 24/7 (the "Merger Consideration") as follows:

                    (i) For each share of common stock, par value $.01 per share, of the Company owned by a Seller and delivered to 24/7, 24/7 shall issue to such Seller 16.253539 shares of common stock, par value $.01 per share,
2.303962 Class A Warrants, 2.303962 Class B Warrants and 1.18654 Class C Warrants of 24/7;

                    (ii) for each share of Preferred Stock, Series A Preferred Stock, Series AA Preferred Stock or Series AAA Preferred Stock of the Company owned by a Seller, 24/7 shall issue to such Seller 18.0644 shares of Series A Convertible Voting Preferred Stock, par value $.01 per share (the "Series A Stock"), which Series A Stock shall have the terms and provisions as are set forth in 24/7's Certificate of Incorporation, as amended, a copy of which has been provided to Seller, and 2.68891 Class A Warrants, 2.68891 Class B Warrants and 1.384778 Class C Warrants of 24/7; provided, however, that the Sellers agree to contribute a pro-rata portion of such Class A, B and C Warrants to Interactive Capital Partners LLC as more fully described in Section 10 hereof, with the result that Sellers shall receive the number of shares and warrants indicated by the Ownership Table; and

                    (iii) In addition, each option to purchase shares of Common Stock of the Company issued pursuant to the Company's 1996 Equity Incentive Plan shall be converted into an option to purchase 16.4964 shares of common stock of 24/7, under the terms and pursuant to the conditions of the 24/7 Media, Inc. 1998 Stock Incentive Plan, the exercise price per share of


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


such options shall be proportionately decreased, and all such options shall vest in accordance with their existing vesting schedules.

                    (iv) The shares of common stock, par value $.01 per share of the Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time 100 shares of common stock, par value $.01 per share, of the Company.

               (g) Surrender and Payment.

                    (i) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender at Closing of a certificate or certificates representing such shares, together with properly executed stock powers and stock transfer stamps covering such shares, will be entitled to receive the Merger Consideration payable in respect of such shares, which Merger Consideration shall be delivered at Closing.

                    (ii) After the Effective Time, there shall be no further registration or transfers of Shares outstanding prior to the Effective Time. All certificates representing Shares outstanding prior to the Effective Time shall be presented to 24/7 at the Closing and shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Agreement.

                    (iii) No fractional shares of 24/7 capital stock or fractional warrants shall be issued upon conversion of Shares. In lieu of any fractional share of 24/7 capital stock or fractional warrant to which the holder of Shares would otherwise be entitled, 24/7 shall round to the nearest whole share of 24/7 capital stock or nearest whole warrant.

               (h) Closing. The Closing of the transactions contemplated by this Agreement (the "Closing"), shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, at 11:00 A.M., New York time, on a date designated by 24/7 upon two business days' prior notice (the "Closing Date"), but in no event later than April 15, 1998, unless the parties shall agree upon a later date.

        2. Representations and Warranties of the Company and the Sellers. The Company and each Seller severally and not jointly represents, warrants and agrees (as to itself only with respect to such Seller's ownership of the Shares and its authority to enter into this Agreement) that:

               (a) Ownership and Delivery of the Shares and Execution and Effect of Agreement. Each Seller is, and immediately prior to the Closing will be, the record and beneficial owner of the number and class(es) of Shares set forth below such Seller's name on the signature pages hereto, free and clear of any and all liens, pledges, security interests, options, encumbrances, charges, agreements or claims of any kind whatsoever ("claims"), other than those agreements described in subparagraph 4(d) hereof, which agreements each Seller agrees to cause


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to be terminated upon consummation of the Closing. Each of the Company and the
Seller has the full right, power and authority to enter into and to perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Company and such Seller in connection herewith including the Stockholders' Agreement and the Registration Rights Agreement (each defined in subparagraph 7(h) hereof) (collectively, with this Agreement, the "Company Documents"). Neither the authorization, execution, delivery nor performance of any of the Company's Documents will violate, conflict with, result in a breach of, constitute a default under, or require any notice, consent, approval or order under the Company's organizational documents, or, if Seller is an entity, under such Seller's organizational documents. On the Closing Date, each Seller will have the full right, power and authority to assign, transfer and deliver such Seller's Shares as provided in this Agreement, and such delivery will convey to 24/7 lawful, valid and marketable title to such Shares, free and clear of any and all claims. This Agreement has been duly authorized, executed and delivered by the Company and the Seller, and the Company's Documents are (or when executed and delivered will be) legal, valid and binding obligations of the Company and the Seller, enforceable in accordance with their respective terms, subject to equitable considerations which may be applicable to specific performance.

               (b) Organization, Good Standing, Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation under the laws of those jurisdictions listed on
Schedule 1 hereto, constituting each jurisdiction in which the conduct of its business or the ownership or leasing of its assets requires such qualification except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the business and operations of the Company taken as a whole. The copies of the Company's Certificate of Incorporation, as amended (certified by the Secretary of State of Delaware), and By-Laws (certified by the Secretary of the Company) which have been previously delivered to 24/7 are correct and complete.

               (c) Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company will consist of the following:

                    (i) Common Stock: 930,000 shares of common stock, $.01 par value, of which 230,170 shares will be issued and outstanding.

                    (ii) Preferred Stock: a total of 408,648 shares of Preferred Stock, $0.01 par value per share, of which 71,870 shares have been designated Series A Preferred Stock, 71,870 shares have been designated Series A-1 Preferred Stock, 54,150 shares have been designated Series AA Preferred Stock, 54,150 shares have been designated Series AA-1 Preferred Stock, 78,304 shares have been designated Series AAA Stock and 78,304 shares have been designated Series AAA-1 Preferred Stock. Of all of the authorized shares of Preferred Stock listed above, only 71,870 shares of Series A Preferred Stock, 54,142 shares of Series AA Preferred Stock, and 71,210 shares of Series AAA Preferred Stock are issued and outstanding.


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


All of the outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth in this Subparagraph 2(c), there are no outstanding shares of capital stock or other equity or debt securities of the Company.

                    (iii) Options, Warrants, Reserved Shares. Options to purchase 51,600 shares of common stock of the Company, all issued to employees of the Company pursuant to the Company's 1996 Equity Incentive Plan, are outstanding. All convertible promissory notes of the Company issued in December 1997 have been converted to Series AAA Preferred Stock, the shares issuable upon such conversion are reflected in the share numbers set forth above, and all stock purchase warrants issued in connection with such convertible promissory notes have been canceled. Except as set forth in this Subparagraph 2(c) and in
Schedule 1, as of the Closing Date there will be no existing option, warrant, call, commitment or other agreement requiring the issuance or sale of any additional shares of stock or other equity or debt securities of the Company and no shares of stock or other equity or debt securities of the Company are reserved for issuance for any purpose, and there will be no agreements, commitments or restrictions relating to ownership or voting of any shares of stock or other securities of the Company, other than those agreements addressed in Subparagraph 4(d).

               (d) Subsidiaries and Affiliates. The term "affiliate" shall mean any entity which the Company owns or controls. The Company has no subsidiaries or affiliates and has no equity interest in any corporation, partnership, joint venture or other entity. The Company has conducted its business only through the Company.

               (e) Financial Statements.

                    (i) The Company has previously delivered to 24/7 (x) the balance sheets of the Company as at December 31, 1995 and December 31, 1996, and the related audited statements of operations and retained earnings and changes in financial position for the fiscal years then ended, as examined by Arthur Andersen LLP; the Company's balance sheet as at December 31, 1996 is hereinafter referred to as the "Audited Balance Sheet" and, together with the related statements of operations and retained earnings and changes in financial position for the fiscal year then ended, the "Audited Financials") and (y) the unaudited balance sheet of the Company as at February 28, 1998 (the "Unaudited Balance Sheet"), and the related unaudited statements of operations and retained earnings for the fourteen months then ended (together with the Unaudited Balance Sheet, the "Unaudited Financials"). Each of the foregoing financial state ments is complete and correct, is in accordance with the Company's books and records, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and presents fairly the financial position, results of operations and changes in financial position of the Company as at the dates and for the fiscal years indicated, subject, in the case of the Unaudited Balance Sheet, to year-end adjustments and notes required by generally accepted accounting principles.


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


                    (ii) 24/7 and its accountants shall be entitled to review the Company's preparation of the Unaudited Financials, including the related work papers of the Company's accountants, at all reasonable times in advance of and after the delivery thereof to 24/7.

               (f) Liabilities. All liabilities of the Company (whether accrued, unmatured, contingent, or otherwise and whether due or to become due, but not including the Company's obligations to perform under contracts other than by the payment of money) are set forth or ade quately reserved against on the face of the Audited Balance Sheet and the Unaudited Balance Sheet, in each case in accordance with generally accepted accounting principles consistently applied, except for liabilities incurred since December 31, 1996 (with respect to the Audited Balance Sheet), or since February 28, 1998 (with respect to the Unaudited Balance Sheet) in the ordinary course of business as theretofore conducted, which are not materially adverse to the operations or prospects of the Company's business. Neither the Company nor any Seller knows of any basis for the assertion against the Company of any other liability or loss contingency.

               (g) No Adverse Change. To Seller's best knowledge, since December 31, 1996, the Company has operated its business consistent with ordinary commercial business practices and only in the ordinary course of business as theretofore conducted, and consistent with a development stage company, there has been no: (i) material adverse change in the business, properties, assets, liabilities, commitments, earnings, financial condition or prospects of the Company; (ii) property damage or destruction resulting in a loss or cost to the Company of more than $50,000 in the aggregate, whether or not covered by insurance; or (iii) act or omission which, if taken or omitted after the date of this Agreement and before the Closing would conflict with Subparagraph 6(b) below.

               (h) Taxes. To Seller's best knowledge, the Company has properly filed all fed eral, foreign, state, local and other tax returns and reports which are required to be filed by it, all of the foregoing are true, correct and complete, and all taxes, interest and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid. All unpaid federal, foreign, state, local and other taxes, fees, assessments, duties and other similar governmental charges payable by the Company or which will, with the passage of time, become payable by the Company (including interest and penalties) whether or not disputed (x) with respect to any period prior to December 31, 1996, have been adequately reserved against in accordance with generally accepted accounting principles on the face of the Audited Balance Sheet, and (y) with respect to any period prior to February 28, 1998, have been adequately reserved against in accordance with generally accepted accounting principles on the face of the Unaudited Balance Sheet. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims now pending or matters under discussion with any taxing authority in respect of any tax of the Company. The Company has furnished to 24/7 true copies of the federal, foreign, state and local tax returns of the Company for the fiscal years ended on December 31 for the years 1995 through 1996. Such federal, foreign, state and local income tax returns have been examined by the relevant taxing authorities for the fiscal years ended on for the years 1995 and 1996, respectively. The Company has not at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it.


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               (i) Title to Properties; Absence of Encumbrances. The Company has
good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible), including, without limitation, all properties and assets that are shown on the Audited Balance Sheet or the Unaudited Balance Sheet (except for assets sold in the ordinary course of business since December 31, 1996, and February 28, 1998, respectively) and to properties and assets that are shown on any schedule hereto, in each case free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims and encum brances of any kind whatsoever, except as may be set forth in Schedule 2 hereto and except for liens for current taxes and assessments not yet due and payable (which the Company will promptly pay when due if due prior to the Closing Date). All assets, properties and rights relating to the Company's business are held by, and all agreements, obligations and transactions relating to the Company's business have been entered into, incurred and conducted by, the Company.

               (j) Real and Personal Property. Schedule 3 hereto contains a complete and correct list of all real property (including buildings and structures) owned or leased by the Company and all interests therein (including a brief description of the property, the record title holder, the location and the improvements thereon). To the Company and the Seller's best knowledge, all such real property, buildings and structures, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable legal requirements including those relating to the environment, health and safety, land use and zoning, and all work required to be done by the Company as landlord or tenant has been duly performed. No condemnation or other proceeding is pending or, to the knowledge of any Seller, after due investigation, threatened, which would affect the use of any such property by the Company. Schedule 3 hereto contains a complete and correct list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property owned or leased by the Company and all interests therein. The Company's buildings and other structures, equipment and other assets (whether leased or owned) are in good operating condition and repair, subject to ordinary wear and tear.

               (k) Patents, Trademarks and Copyrights. A list and brief description of all trademarks, service marks, trade names, brands, copyrights and patents which are presently being used or have since December 31, 1995, been used in the Company's business, all applications for registration and registrations for such trademarks, copyrights, patents, patent applications, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets") and all licenses, contracts, rights and arrangements with respect to the foregoing, are set forth in Schedule 4 hereto. The Company has furnished to 24/7 true and complete copies of each of the foregoing. Except as set forth in Schedule 4, the Company owns the entire, unencumbered right, title and interest to all such properties free and clear of all claims, and, except as set forth in Schedule 4, no rights or licenses to others have been granted with respect to any of such properties. Except as set forth in Schedule 4, all filings and other action necessary to perfect the full legal right of the Company in


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the United States to the foregoing have been effected. Except as set forth in
Schedule 4, the Company owns or possesses the right to use all the trademarks, service marks, trade names, brands, copyrights, patents, franchises, permits and licenses, and rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any conflict with or infringement of the rights of others. Except as set forth in Schedule 4, the Company has not received notice of any claimed conflict with respect to any of the foregoing. Neither the Company nor any Seller has any knowledge of any default or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the perform ance of any obligation to be performed or paid by any party under any licenses, contracts, agreements or arrangements referred to in or submitted as a part of Schedule 4, the Company has taken, and until the Closing Date, the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons. All intellectual property rights to all processes, systems and techniques used by the Company which were developed by any employee of the Company engaged in research or product development while such employee was employed by the Company have, by virtue of an invention assignment agreement, been assigned to the Company. In addition, all intellectual property rights to all processes, systems and techniques used by the Company or which the Company intends to use in its proposed business which were developed by Yale Brown, Matthew Walker, John Gonzalez and Robert Lippmann at any time have been assigned by them to the Company.

               (l) Contracts, Leases and Commitments. The Company has furnished to 24/7 true copies of the material contracts, leases and commitments listed in
Schedule 5 hereto, includ ing summaries of the terms of any unwritten commitments. Except as set forth in that Schedule: (1) the Company (and to the best knowledge of the Company and each Seller, the other parties thereto) have complied in all material respects with such contracts, leases and commitments, all of which are valid and enforceable; (2) such contracts, leases and commitments are in full force and effect and there exists no event or condition which with or without notice or lapse of time would be a default thereunder, give rise to a right to accelerate or terminate any provision thereof or give rise to any lien, claim, encumbrance or restriction on any of the assets or properties of the Company; and (3) all of such contracts, leases and commitments have been entered into on an arm's-length basis, and none is materially burdensome to the Company's business. The Company is not a party, nor is any of its assets or business subject, to any contract, lease or commitment not listed in such Schedule (including without limitation purchase or sales commitments, financing or security agreements or guaranties, repurchase agreements, agency agreements, manufacturers representative agreements, commission agreements, employment or collective bargaining agree ments, pension, bonus or profit-sharing agreements, group insurance, medical or other fringe benefit plans, and leases of real or personal property), other than contracts terminable without penalty on not more than 30 days' notice that do not involve, individually or in the aggregate, the receipt or expenditure of more than $50,000 in any one year. The Company is engaged in no material disputes with customers or suppliers. To the best knowledge of the Company and each Seller, no customer or supplier is considering termination, non-renewal or any adverse modification of its arrangements with the Company, and the transactions contemplated by this


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Agreement will not have a material adverse effect on the Company's relationship with any of its suppliers or customers.

               (m) Permits; Compliance with Laws. The Company holds the governmental licenses, permits and authorizations listed in Schedule 6 hereto which, except as set forth in that Schedule, are valid and unimpaired, will be unaffected by a transfer of all of the shares of the Company to 24/7, and constitute all of the licenses, permits and authorizations required for the ownership or occupancy of its properties and assets and the operation of its business. The Company's business is and has been operated in compliance therewith and all laws and regulations (federal, state, local and foreign) applicable to it, and all required reports and filings with govern mental authorities have been properly made. The consummation of the transactions contemplated by this Agreement will not give rise to any liability of the Company for severance pay or term ination pay.

               (n) Employees. Schedule 7 hereto contains a list of the names, office locations, compensation and years of credited service for severance, vacation and pension plan purposes of all full- and part-time employees of the Company as at March 31, 1998; a list of all pension, re tirement, profit-sharing, deferred compensation, option, bonus, medical, insurance and other benefit or incentive plans covering such employees; a description of all employee "perks" or other benefit practices not set forth in such plans or in agreements; and a description of the Company's severance pay policy. Neither the Company nor any Seller knows of any efforts within the last three years to attempt to organize the Company's employees, and no strike or labor dispute involving the Company has occurred during the last three years or, to the best knowledge of the Company and each Seller, is threatened. No key employee of the Company has indicated that he is considering terminating his employment. The Company has complied with applicable wage and hour, equal employment, safety and other legal requirements relating to its employees. Neither the Company nor any member of any affiliated group of which the Company was at any time a member, has ever maintained or currently maintains any "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor its predecessors has ever contributed to or otherwise participated in or has been required to contribute to or otherwise participate in any "multi-employer plan", as defined in Section 4001(a)(3) of ERISA. The Company has not withdrawn from any such employee benefit plan or multi-employer plan prior to the date hereof.

               (o) Employee Benefit Plans. The Company is not, and never has been, subject to any pension, profit sharing or other similar plan which is subject to ERISA, or, to the extent the Company is or has been subject to any of the requirements of ERISA, it has fully complied with all such requirements.

               (p) Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and liability insurance providing coverage in such amounts as is customary in the industry for a similar company.


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               (q) Litigation. Schedule 8 hereto contains a complete and correct list of all actions, suits, proceedings, claims or governmental investigations pending or, to the best knowledge of the Company and each Seller, threatened against, the Company or any of its assets, or, in connection with the Company's business, any Seller or any of the Company's officers, directors or employees. Except as set forth on Schedule 8 hereto, neither the Company nor, in connection with the Company's business, any Seller or any of the Company's officers, directors or employees is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, or in violation of any other legal require ments (as defined below), and neither the Company nor any Seller knows of any reasonable basis for a claim that such a violation exists. Neither the Company nor any Seller is aware of any proposed legal requirement that might adversely affect in any material respect the operation or prospects of the Company's business.

               (r) Environmental Matters. The Company's business, assets and properties are and have been operated and maintained in compliance with all applicable federal, state and local environmental protection laws and regulations (the "Environmental Laws"). No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by the Company with, or a violation by the Company of, the Environmental Laws. To the Company's and the Seller's best knowledge, no real property owned, leased, occupied or used by the Company contains any underground storage tanks, asbestos, polychlorinated biphenyls, solid wastes or other hazardous substances, as such terms are defined in the Environmental Laws. To the Company's and the Seller's best knowledge, neither the Company nor any of its predecessor companies has caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, as such terms are defined in the Environmental Laws, on or from any site which currently is or formerly was owned, leased, occupied or used by the Company or any predecessor company, except where such disposal, discharge or release was pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state and/or local governmental agency.

               (s) Restrictions. The authorization, execution, delivery and performance of the Company's Documents and the consummation of the transactions contemplated hereby and thereby do not and will not violate, conflict with, result in a breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any agreement, instrument or writing of any nature to which the Company or such Seller is a party or is bound, or any of their assets or business is subject.

               (t) Transactions with Affiliates. Except as set forth in Schedule 9 hereto and except for ordinary dealings with its employees, since December 31, 1996, the Company has had no direct or indirect dealings with any Seller or with any other key employee of the Company or with any of their affiliates, associates or relatives. Except as set forth in Schedule 9 and except for employment arrangements with its employees, the Company has no obligation to or claim against any Seller or any other key employee of the Company, or any of their affiliates, associates


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


or relatives, and no such person or entity has any obligation to or claim against the Company. Schedule 9 reasonably describes the nature and extent of any products, services or benefits pro vided to the Company by any such person or entity without a corresponding charge equal to the fair market value of such products, services or benefits. Neither of Sellers, any other key employee of the Company, nor any of their affiliates, associates or relatives has any direct or in direct interest of any kind in any business or entity which is competitive with the Company.

               (u) Books and Records. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices. The minute books of the Company, as previously made available to 24/7, contain com plete and accurate records of all meetings and accurately reflect all other corporate action of the shareholders and board of directors of the Company.

               (v) Improper Payments. The Company and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to the Company. The Company's employees may from time to time have made customary holiday gifts of nominal value to suppliers or customers.

               (w) Officers and Directors; Bank Accounts, etc. Schedule 10 hereto lists all officers, directors and fiduciaries of the Company; all bank accounts and safe deposit boxes maintained by the Company and all authorized signatories therefor, specifying their respective authority; and all credit cards under which employees of the Company may incur liability, and the persons holding such cards. No person or entity holds any general or special power of at torney from the Company.

               (x) Disclosure. No representation, warranty or other statement by the Company or Seller herein or in any other of the Company's Documents or made in connection with the Company's Documents, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Neither the Company nor any Seller is aware of any matter that could reasonably be expected to have a materially adverse effect on the Company's business or prospects that has not been disclosed in writing to 24/7.

               (y) Legends.

                    (i) Each Seller understands that the certificates evidencing the Merger Consideration will bear the following legends:

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF

        SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER."

                "TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT, DATED APRIL _, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. ANY PURPORTED TRANSFER IN VIOLATION OF THIS AGREEMENT IS VOID AND WILL NOT BE RECOGNIZED BY THE CORPORATION OR ITS TRANSFER AGENT."



                    (ii) The certificates shall not be required to bear such legends if an opinion of counsel reasonably satisfactory to 24/7 is delivered to 24/7 to the effect that neither the legends nor the restrictions on transfer contained in this Agreement are required to insure compliance with the Act. Whenever, pursuant to the preceding sentence, any certificate for any of the Securities is no longer required to bear the foregoing legend, 24/7 may, and if requested by the holder thereof, shall, issue to the holder, at 24/7's expense, a new certificate not bearing the foregoing legends.

                    (c) Any and all shares of Common Stock issued prior to January 31, 1999 or which 24/7 is obligated to issue as a result of events occurring prior to such date, in each case upon conversion of Series A Stock as a result of accrued dividends with respect to such Series A Stock shall be canceled and cease to exist without further action by 24/7 or any other person upon the closing of a Qualified Public Offering prior to January 31, 1999, and shall bear a legend to such effect.

               3. Representations and Warranties of 24/7. 24/7 represents, warrants and agrees that:

               (a) Capitalization. Immediately prior to the Closing, the capital stock of 24/7, as authorized by its Certificate of Incorporation, as amended, will consist of: (i) 100,000,000 shares of Common Stock, of which 27,481,201 shares will be issued and outstanding, 10,567,229 shares will be reserved for issuance upon conversion of issued and outstanding Shares, 5,283,615 shares will be reserved for issuance upon exercise of issued and outstanding Class A Warrants, 5,283,615 shares will be reserved for issuance upon exercise of issued and outstanding Class B Warrants, 2,575,000 will be reserved for issuance upon exercise of issued and outstanding Class C Warrants, 142,421 will be reserved for issuance upon exercise of issued and outstanding unclassified warrants, approximately 275,000 (subject to adjustment) will be reserved for issuance upon exercise of issued and outstanding convertible debentures, and 5,750,000 shares will be reserved for issuance to key employees, officers and directors of, and consultants to, 24/7 under stock incentives that have been granted or are available for grant by 24/7 pursuant to 24/7's 1998 Stock Incentive Plan; and
(ii) 30,000,000 preferred shares, of which 10,060,002 will be outstanding and have been designated as Series A Convertible Voting Preferred Stock ("Series A Stock"). The rights, privileges and preferences of the Common Stock and Series A Stock are as stated in the Certificate of Incorporation of 24/7. Except for the Stock Incentives specified above, the conversion rights of issued and outstanding Series A Stock, the conversion rights of outstanding convertible debentures specified above, and the exercise rights of issued and outstanding Class A, Class B, Class C Warrants and unclassified warrants specified above, as of the Closing, 24/7 will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except for the preemptive rights contained in this Agreement, no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any Options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of 24/7; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). "Option" with respect to any person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right directly or indirectly to (i) purchase or otherwise receive or be issued any shares of capital stock of such person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such person, including any rights to participate in the equity or income of such person or to participate in or direct the election of any directors or officers of such person or the manner in which any shares of capital stock of such person are voted. Neither this Agreement nor the transactions contemplated hereby or by the Merger will cause any anti-dilution adjustment or accelerated vesting of any Options. All issued and outstanding shares of Common Stock are duly and validly issued and are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any applicable state securities laws or pursuant to valid exemptions therefrom, and all shares of Common Stock, when issued as contemplated hereby, will be duly and validly issued and fully paid and nonassessable and issued in accordance with the registration or qualification provisions of the Securities Act and any applicable state securities laws or pursuant to valid exemptions therefrom. All of the issued and outstanding Series A Stock (and shares of Common Stock issuable upon conversion thereof), are validly issued and fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any applicable state securities laws or pursuant to valid exemptions therefrom, and all of the Series A Stock (and shares of Common Stock issuable upon conversion thereof), when issued as contemplated hereby and pursuant to the terms of the Certificate of Incorporation, will be validly issued and fully paid and nonassessable and will be issued in accordance with the registration or qualification provisions of the Securities Act and any applicable state securities laws or pursuant to valid exemptions therefrom. The delivery of a certificate or certificates at the Closing representing the Shares and the Warrants will transfer to each Seller good and valid title to the Shares and the Warrants, respectively, free and clear of all liens, pledges, assessments, leases, security interests, claims, encumbrances, or other restrictions of any kind (collectively, "Liens"). To the best knowledge of 24/7, there are no agreements among 24/7's shareholders with respect to the voting or transfer of 24/7's capital stock, other than the agreements relating to transfer contained in the Stockholders' Agreement and the Registration Rights Agreement. The authorized capital stock of the Subsidiary consists of 10,000 shares of common stock, par value $.01 per share, of which 100 are outstanding as of the date hereof, and 1,000 shares of preferred stock, par value $.01 per share, none of which are outstanding as of the date hereof. 24/7 owns, beneficially and of record, all of the issued and outstanding shares of capital stock of the Subsidiary, free and clear of all Liens. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly and validly issued and are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. There are no outstanding Options with respect to the Subsidiary.

               (b) Organization, Good Standing, Authority. Each of 24/7 and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted. Each of 24/7 and the Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the conduct of its business or the ownership or leasing of its assets requires such qualification. The Subsidiary is newly-formed and has not conducted any business or owned any assets prior to the date hereof. The copies of 24/7's Certificate of Incorporation, as amended (certified by the Secretary of State of Delaware), and By-Laws, as amended (certified by the Secretary of 24/7) which have been previously delivered to the Company are correct and complete. The copies of the Subsidiary's Certificate of Incorporation, as amended (certified by the Secretary of State of Delaware), and By-Laws, as amended (certified by the Secretary of the Subsidiary) which have been previously delivered to the Company are correct and complete.

               (c) Subsidiaries and Affiliates. The term "affiliate" shall mean any entity which 24/7 owns or controls. Other than the Subsidiary, 24/7 has no subsidiaries or affiliates and has no equity interest in any corporation, partnership, joint venture or other entity. 24/7 has conducted its business only through 24/7.

               (d) Unaudited Pro Forma Balance Sheet.

                    (i) 24/7 has previously delivered to the Company an unaudited pro forma balance sheet (the "Balance Sheet") of 24/7 as at December 31, 1997. The Balance Sheet is in accordance with the Company's books and records and has been prepared in good faith. All liabilities of the Company (whether accrued, unmatured, contingent, or otherwise and whether due or to become due) are set forth or adequately reserved against on the face of the Balance Sheet except for liabilities incurred since December 31, 1997 in the ordinary course of business as theretofore conducted, which are not materially adverse to the operations or prospects of 24/7's business. 24/7 does not know of any basis for the assertion against 24/7 of any other liability or loss contingency. Since December 31, 1997, 24/7 has operated its business consistent with ordinary commercial business practices and only in the ordinary course of business as theretofore conducted, and there has been no: (i) material adverse change in the business, properties, assets, liabilities, commitments, earnings, financial condition or prospects of the Company; or (ii) prop erty damage or destruction resulting in a loss or cost to the Company of more than $50,000 in the aggregate, whether or not covered by insurance.

               (e) Taxes. 24/7 has properly filed all federal, foreign, state, local and other tax returns and reports which are required to be filed by it, all of the foregoing are true, correct and complete, and all taxes, interest and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid. 24/7 has not at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it.

               (f) Title to Properties; Absence of Encumbrances. 24/7 has good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible), free and clear of any and all liens, mortgages, pledges, security interests, restric tions, prior assignments, claims and encumbrances of any kind whatsoever, except for liens for current taxes and assessments not yet due and payable. All assets, properties and rights relating to 24/7's business are held by, and all agreements, obligations and transactions relating to 24/7's business have been entered into, incurred and conducted by, 24/7 rather than any of its affiliates.

               (g) Real and Personal Property. All real property (including buildings and structures) owned or leased by 24/7 and all interests therein and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable legal requirements including those relating to the environment, health and safety, land use and zoning, and all work required to be done by 24/7 as landlord or tenant has been duly performed. No condemnation or other proceeding is pending or, to the knowledge of any Seller, after due investigation, threatened, which would affect the use of any such property by 24/7. 24/7's buildings and other structures, equipment and other assets (whether leased or owned) are in good operating condition and repair, subject to ordinary wear and tear.

               (h) Patents, Trademarks and Copyrights. 24/7 owns the entire, unencumbered right, title and interest to all trademarks, service marks, trade names, brands, copyrights and patents which are presently being used or have since December 31, 1995, been used in 24/7's business, all applications for registration and registrations for such trademarks, copyrights, patents, patent applications, moral rights, mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets") and all licenses, contracts, rights and arrangements with respect to the foregoing, free and clear of all claims, and no rights or licenses to others have been granted with respect to any of such prop erties. All filings and other action necessary to perfect the full legal right of 24/7 in the United States to the foregoing have been effected. 24/7 owns or possesses the right to use all the trademarks, service marks, trade names, brands, copyrights, patents, franchises, permits and licenses, and rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any conflict with or infringement of the rights of others. 24/7 has not received notice of any claimed conflict with respect to any of the foregoing. 24/7 has no knowledge of any default or alleged default or state of facts which with notice or lapse of time or both would con stitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any licenses, contracts, agreements or arrangements referred to above.

24/7 has taken, and in the future 24/7 will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons. All intellectual property rights to all processes, systems and techniques used by 24/7 which were developed by any employee of 24/7 engaged in research or product development while such employee was employed by 24/7 have, by virtue of an invention assignment agreement, been assigned to 24/7. In addition, all intellectual property rights to all processes, systems and techniques used by 24/7 or which 24/7 intends to use in its proposed business which were developed by its employees at any time have been assigned by them to 24/7.

               (i) Contracts, Leases and Commitments. 24/7 and the other parties thereto have complied in all material respects with all material contracts, leases and commitments of 24/7, all of which are valid and enforceable; (2) all material contracts, leases and commitments of 24/7 are in full force and effect and there exists no event or condition which with or without notice or lapse of time would be a default thereunder, give rise to a right to accelerate or terminate any provision thereof or give rise to any lien, claim, encumbrance or restriction on any of the assets or properties of 24/7; and (3) all material contracts, leases and commitments of 24/7 have been entered into on an arm's-length basis, and none is materially burdensome to 24/7's business. 24/7 is engaged in no material disputes with customers or suppliers. To the best knowledge of 24/7, no customer or supplier is considering termination, non-renewal or any adverse modification of its arrangements with 24/7, and the transactions contemplated by this Agreement will not have a material adverse effect on 24/7's relationship with any of its suppliers or customers.

               (j) Permits; Compliance with Laws. The governmental licenses, permits and authorizations held by 24/7 are valid and unimpaired, will be unaffected by a transfer of all of the shares of 24/7 to 24/7, and constitute all of the licenses, permits and authorizations required for the ownership or occupancy of its properties and assets and the operation of its business. 24/7's business is and has been operated in compliance therewith and all laws and regulations (federal, state, local and foreign) applicable to it, and all required reports and filings with governmental authorities have been properly made. The consummation of the transactions contemplated by this Agreement will not give rise to any liability of 24/7 for severance pay or termination pay.

               (k) Employees. 24/7 knows of any efforts within the last three years to attempt to organize 24/7's employees, and no strike or labor dispute involving 24/7 has occurred during the last three years or, to the best knowledge of 24/7, is threatened. No key employee of 24/7 has indicated that he is considering terminating his employment. 24/7 has complied with applic able wage and hour, equal employment, safety and other legal requirements relating to its employ ees. Neither 24/7 nor any member of any affiliated group of which 24/7 was at any time a member, has ever maintained or currently maintains any "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither 24/7 nor its predecessors has ever contributed to or otherwise participated in or has been required to contribute to or otherwise participate in any "multi-employer plan", as defined in Section 4001(a)(3) of ERISA. 24/7 has not withdrawn from any such employee benefit plan or multi-employer plan prior to the date hereof.

               (l) Employee Benefit Plans. 24/7 is not, and never has been, subject to any pension, profit sharing or other similar plan which is subject to ERISA, or, to the extent 24/7 is or has been subject to any of the requirements of ERISA, it has fully complied with all such requirements.

               (m) Insurance. 24/7 has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and liability insurance providing coverage in such amounts as is customary in the industry for a similar company.

               (n) Litigation. Neither 24/7 nor, in connection with 24/7's business, any of 24/7's officers, directors or employees is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, or in violation of any other legal requirements, and 24/7 knows of no reasonable basis for a claim that such a violation exists. 24/7 is not aware of any proposed legal requirement that might adversely affect in any material respect the operation or prospects of 24/7's business.

               (o) Environmental Matters. 24/7's business, assets and properties are and have been operated and maintained in compliance with all applicable federal, state and local environmental protection laws and regulations (the "Environmental Laws"). No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by 24/7 with, or a violation by 24/7 of, the Environmental Laws. No real property owned, leased, occupied or used by 24/7 contains any underground storage tanks, asbestos, polychlorinated biphenyls, solid wastes or other hazardous substances, as such terms are defined in the Environmental Laws. Neither 24/7 nor any of its predecessor companies has caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, as such terms are defined in the Environmental Laws, on or from any site which currently is or formerly was owned, leased, occupied or used by 24/7 or any predecessor company, except where such disposal, discharge or release was pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state and/or local governmental agency.

               (p) Restrictions. The authorization, execution, delivery and performance of 24/7's Documents and the consummation of the transactions contemplated hereby and thereby do not and will not violate, conflict with, result in a breach of or constitute a default under, require any notice or consent under, give rise to a right of termination of, or accelerate the performance required by, any terms or provisions of any agreement, instrument or writing of any nature to which 24/7 is a party or is bound, or any of their assets or business is subject.

               (q) Transactions with Affiliates. 24/7 has not had any direct or indirect dealings with any principal owner of 24/7 or with any of its affiliates, associates or relatives (or affiliates thereof) nor does 24/7 beneficially own, directly or indirectly, any investment assets of any such current or former principal owner of 24/7 or any of their respective Affiliates, associates or relatives (or Affiliates thereof). 24/7 does not have any obligation to or claim against any principal owner of 24/7, or any of his or its affiliates, associates or relatives, and no such person has any obligation to or claim against 24/7. All products, services or benefits provided to 24/7 by any such person, or provided by 24/7 to any such person, are provided at a charge equal to the fair market value of such products, services or benefits. To the best knowledge of 24/7, no principal owner of 24/7, nor any of its affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with 24/7 or with which 24/7 has a business relationship.

               (r) Books and Records. The books and records of 24/7 are complete and correct in all material respects and have been maintained in accordance with good business practices. The minute books of 24/7 contain complete and accurate records of all meetings and accurately reflect all other corporate action of the shareholders and board of directors of 24/7.

               (s) Improper Payments. 24/7 and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to 24/7. 24/7's employees may from time to time have made customary holiday gifts of nominal value to suppliers or customers.

               (t) Disclosure. No representation, warranty or other statement by 24/7 or the Subsidiary herein or in any other of 24/7's Documents or made in connection with 24/7's Documents, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. 24/7 is not aware of any matter that could reasonably be expected to have a materi ally adverse effect on 24/7's business or prospects that has not been disclosed in writing to the Company.

               4. Covenants of the Company and the Sellers. The Company and the Sellers severally and not jointly covenant and agree as to itself and only as to the covenants affecting itself) that between the date hereof and the Closing:

               (a) Actions. The Company and Sellers will not voluntarily take any action which would cause any of the representations and warranties made by it in the Company's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

               (b) Access by 24/7. 24/7 and its representatives and advisers shall have free and full access during normal business hours to the Company's assets, premises, books and records, key employees and accountants, including the audit work papers of Arthur Andersen LLP and the work papers of the Company's accountants relating to the Audited Financials and the Unaudited Financials, respectively, and the Company and Sellers shall furnish 24/7 with such information and copies of such documents as 24/7 may reasonably request. Sellers shall promptly furnish to 24/7 all financial statements of the Company that are prepared in the ordinary course of business, including without limitation monthly reports of sales, revenue and cash flow and quarterly balance sheets.

               (c) Conduct of Business. The business of the Company shall be conducted only in the ordinary course, consistent with the present conduct of its business, and the Company and Sellers shall use commercially reasonable efforts to maintain, preserve and protect the assets and goodwill of the Company. The Company shall not, without the prior written consent of 24/7, take or commit to take any of following actions: (i) amend its By-Laws or Certificate of Incorporation, (ii) issue any additional shares of capital stock or issue, sell or grant any option or right to acquire or otherwise dispose of any of its authorized but unissued capital stock or other corporate securities, (iii) declare or pay any dividends or make any other distribution in cash or property on its capital stock, (iv) repurchase or redeem any shares of its capital stock,
(v) incur, or perform, pay or otherwise discharge, any obligation or liability (absolute or contingent), except for current obligations and liabilities incurred in the ordinary course of business consistent with past practice, (vi) enter into any employment agreement with, or become liable for any bonus, profit-sharing or incentive payment to, or increase the compensation or benefits of, any of its officers, directors or employees, except pursuant to presently existing plans, arrangements or agreements disclosed herein or in a schedule hereto, (vii) sell, transfer or acquire any properties or assets, tangible or intangible, other than in the ordinary course of business, (viii) make any material changes in its customary method of operations, including marketing, selling and pricing policies and maintenance of business premises, fixtures, furniture and equipment, (ix) modify, amend or cancel any of its existing leases or enter into any contracts, agreements, leases or understandings other than in the ordinary course of business or enter into any loan agreements, (x) make any investments other than in certificates of deposit or short-term commercial paper, (xi) make any payments or incur any liability in connection with expenses incident to the negotiation or preparation of the Company's Documents, or (xii) take any other action which would cause any of the representations and warranties made by any Seller in the Company's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

               (d) Supplements. If any representation, warranty or statement of any Seller, or any schedule delivered to 24/7, shall be or become incorrect, Sellers shall deliver to 24/7 a supplement in order that said representation, warranty, statement, or schedule, as so supple mented, shall be true and correct. It is understood and agreed that the delivery of such a supple ment to 24/7 shall not in any manner constitute a waiver by 24/7 of any of its rights under this Agreement.

               (e) Termination of Agreements. Sellers shall cause all provisions of all purchase agreements, stockholder agreements, registration rights agreements, investors' rights agreements, co-sale agreements, rights of first refusal, and similar agreements between Sellers and the Company to terminate and be of no further force and effect upon consummation of the Closing.

               (f) "Market-Stand Off" Agreement. Each Seller hereby agrees that it shall not, to the extent requested by 24/7 or an underwriter of securities of 24/7, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of 24/7 then owned by such Seller (other than to donees or partners of the Seller who agree to be similarly bound) for up to ninety (90) days following the effective date of a registration statement of 24/7 filed under the Securities Act; provided, however, that all executive officers and directors and employees of 24/7 then holding Common Stock of 24/7 and all other persons or entities holding at least five percent (5%) of the outstanding Common Stock of 24/7 enter into similar agreements. In order to enforce the foregoing covenant, 24/7 shall have the right to place restrictive legends on the certificates representing the shares subject to this Subparagraph and to impose stop transfer instructions with respect to such shares(and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               (g) Further Action. Upon the terms and subject to the conditions hereof, and subject to the exercise by the Boards of Directors of the Company of their fiduciary obligations, each of the Sellers and the Company hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings, including, but not limited to: (i) reasonable efforts to lift or rescind any injunction or restraining order or other order which may be entered;
(ii) cooperation in reasonable tax planning measures in light of the transactions contemplated hereby so long as no action shall be required to be taken which would result in adverse tax consequences to the stockholders of the Company or, if the Merger does not occur, to the Company; and (iii) reasonable cooperation in respect of any filings to be made in connection with the Merger and the transactions contemplated hereby.

               (h) Public Announcements. The Company and the Sellers shall consult with 24/7 before issuing any further press release or otherwise making any public statements with respect to the Merger and neither shall issue any such press release or make any such public state ment, except as may be required by law, without the prior consent of 24/7.

               (i) Government Compliance. The Company and the Sellers agree promptly to effect all necessary registrations, filings, applications, and submissions of information requested by governmental authorities.

               5. Covenants of 24/7.

               (a) Actions. 24/7 each covenants and agrees that between the date hereof and the Closing 24/7 will not take any action which would cause any of the representations and warranties made by it in 24/7's Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

               (b) Supplements. If any representation, warranty or statement of 24/7 or any schedule delivered by 24/7, shall be or become incorrect, 24/7 shall deliver to the Company a supplement in order that said representation, warranty, statement, or schedule, as so supple mented, shall be true and correct. It is understood and agreed that the delivery of such a supple ment to the Company shall not in any manner constitute a waiver by the Company of any of its rights under this Agreement.

               (c) Further Action. Upon the terms and subject to the conditions hereof, and subject to the exercise by the Boards of Directors of 24/7 of their fiduciary obligations, 24/7 shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings, including, but not limited to: (i) reasonable efforts to lift or rescind any injunction or restraining order or other order which may be entered; (ii) cooperation in reasonable tax planning measures in light of the transactions contemplated hereby so long as no action shall be required to be taken which would result in adverse tax consequences to the stockholders of 24/7 or, if the Merger does not occur, to 24/7; and (iii) reasonable cooperation in respect of any filings to be made in connection with the Merger and the transactions contemplated hereby.

               (d) Public Announcements. 24/7 shall consult with the Company before issuing any further press release or otherwise making any public statements with respect to the Merger and neither shall issue any such press release or make any such public statement, except as may be required by law, without the prior consent of the Company.

               (e) Government Compliance. 24/7 agrees promptly to effect all necessary registrations, filings, applications, and submissions of information requested by governmental authorities.

               (f)    Information Rights

                    (i) Monthly and Quarterly Statements. 24/7 shall deliver to each Seller, as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of 24/7 in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of 24/7 in the case of quarterly statements, true and complete copies of the consolidated balance sheets, and the related consolidated statements of income, stockholders' equity and cash flows of 24/7 and its subsidiaries (which shall include all affiliates controlled by 24/7 directly or indirectly through one or more intermediaries including, without limitation, any person in which 24/7, directly or indirectly, through a subsidiary or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the voting control of such persons, whether or not existing on the date hereof) as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of 24/7's fiscal year ending on the last day of such month or quarter, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year and accompanied by a narrative description of 24/7's business and results of operations for such month or quarter. All such financial statements shall be prepared in accordance with GAAP (except for the omission of normal year-end adjustments and footnote disclosures) consistently applied throughout the periods involved, shall be true and correct in all material respects and shall fairly present the financial condition, income, changes in stockholders' equity and cash flow of 24/7 on a consolidated basis, as applicable, as of the respective dates thereof and for the respective periods covered thereby. Each financial statement delivered by 24/7 shall be certified by 24/7's chief executive officer, president, treasurer or chief financial officer.

                    (ii) Annual Statements. 24/7 shall deliver to each Seller, as soon as practicable after the end of each fiscal year of 24/7, and in any event within 90 days thereafter, true and complete copies of the consolidated and consolidating balance sheets of 24/7 and its Subsidiary at the end of such year and the consolidated and consolidating statements of income, stockholders' equity and cash flows of 24/7 and its Subsidiary for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent certified public accountants of recognized national standing selected by 24/7 and reasonably acceptable to the Sellers, which opinion shall state that such financial statements fairly present the financial condition, income, changes in stockholders' equity and cash flow of 24/7 and its Subsidiary on a consolidated basis, as applicable, and have been prepared in accordance with GAAP and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. Each financial statement delivered by 24/7 shall be certified by 24/7's chief executive officer, president, treasurer or chief financial officer.

                    (iii) Audit Reports. 24/7 shall deliver to each Seller, promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to 24/7 by independent accountants in connection with any annual, interim or special audit made by them of the books of 24/7 and its Subsidiary, as applicable, as well as any responses of 24/7 thereto.

                    (iv) Other Reports. 24/7 shall deliver to each Seller, promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by 24/7 to stockholders generally, of each financial statement, report, notice or proxy statement sent by 24/7 or any of its Subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by 24/7 or any of its subsidiaries with, or received by such person in connection therewith from, any securities exchange or the SEC or any successor agency, of any press release issued by 24/7 or any of its subsidiaries, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way 24/7 or any of its subsidiaries.

                    (v) Requested Information. 24/7 shall deliver to each Seller, with reasonable promptness, such other documents, reports, data and information as from time to time may be reasonably requested by such Seller.

                    (vi) Access. 24/7 shall permit, and shall cause its subsidiaries to permit, representatives designated by any Seller, upon reasonable prior notice to 24/7 and at the such Seller's expense, to visit and inspect each of 24/7's and its subsidiaries' properties, to examine their respective corporate and financial records (and make copies thereof or extracts therefrom), to discuss their respective affairs, finances and accounts with 24/7's and its subsidiaries' directors, officers, key employees and accountants, all at such reasonable times as may be requested by such Seller.

                    (vii) Other Information. 24/7 shall provide, from time to time, such additional information regarding 24/7 or its Subsidiaries as any Seller reasonably may request, including without limitation, any information or reports required by reason of reporting or regulatory requirements to which any Seller, its general partner (if applicable), or any person having an interest in such Seller is subject.

               6. Conditions Precedent to Obligations of 24/7 and the Subsidiary. The obligations of 24/7 and the Subsidiary to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by 24/7 and the Subsidiary in writing, and the Company and Sellers shall use commercially reasonable efforts to cause such conditions to be fulfilled:

               (a) Representations and Warranties. Each of the representations and warranties of the Company and the Sellers in the Company's Documents shall be true and correct in all ma terial respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               (b) Termination of Agreements. The Company and the Sellers shall have complied with their covenant set forth in Subparagraph 4(d) hereof.

               (c) Execution of Stockholders' Agreement. All Sellers shall have executed the Stockholders' Agreement substantially in the form attached hereto as Exhibit A.

               (d) Performance of the Company and the Sellers. The Company and the Sellers shall have performed and complied in all material respects with all agreements, covenants and conditions required by the Company's Documents to be performed or complied with by any Seller at or before the Closing.

               (e) Delivery of Shares. All of the issued and outstanding Shares shall have been delivered to 24/7 for purchase by it on the Closing Date.

               (f) Employment Agreements. Yale Brown and Matthew Walker each shall have entered into an employment agreement and Non-Competition and Non-Disclosure Agreement (the

"Employment Agreements") with 24/7 in the form of Exhibit B hereto and each other employee of the Company shall have entered into a Non-Disclosure and Non-Competition Agreement in the form attached hereto as Exhibit C.

               (g) Key Man Life Insurance. The Company and the Sellers shall have delivered to 24/7 evidence reasonably satisfactory to 24/7 that there is in force a key man life insurance policy, owned by the Company and under which the Company (and any financial institution designated by 24/7) is the beneficiary, insuring the life of Yale Brown in the amount of $1,000,000.

               (h) Opinion of Counsel to the Company and the Sellers. The Company and the Sellers shall have delivered to 24/7 an opinion of Fenwick & West LLP, counsel to the Company and the Sellers, dated the Closing Date, in the form of Exhibit D hereto.

               (i) Certificate. 24/7 shall have received a certificate executed by the Company dated the Closing Date, certifying, in such detail as 24/7 may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (d).

               (j) Consents. The Company and the Sellers shall have obtained or, to the reasonable satisfaction of 24/7 obviated the need to obtain, all consents, approvals or waivers from regulatory authorities and third parties necessary for the execution, delivery and performance of the Company's Documents and the transactions contemplated thereby, all without cost or other adverse consequences to the Company.

               (k) Litigation. No action or proceeding shall be pending or threatened before any court, tribunal or governmental body, and no claim or demand shall have been made against 24/7, any Seller or the Company, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by the Company's Documents or 24/7's Documents, or which might materially affect the business of the Company, which in the reasonably exercised opinion of 24/7 makes it inadvisable to consummate such transactions.

               (l) Stockholder Approval. The stockholders of the Company shall have approved and adopted this Agreement by the unanimous written consent in accordance with its Certificate of Incorporation, By-laws and Delaware General Corporation Law.

               (m) Proceedings. All actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel of 24/7 and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

               (n) No Violation. There shall not have been any action taken, or any statute, rule, regulation, or order enacted, promulgated, or issued or deemed applicable to the Merger by any Federal or state government or governmental authority or court, which would
(i) prohibit the Surviving Corporation's ownership or operation of all or a material portion the Subsidiary's business or assets, or compel the Surviving Corporation or Subsidiary to dispose of or hold separate all or a material portion of the Subsidiary's business or assets, as a result of the Merger; (ii) render the Subsidiary unable to consummate the Merger; (iii) make such consummation illegal; or (iv) impose or confirm material limitations on the ability of 24/7 effectively to exercise full rights of ownership of shares of the capital stock of the Surviving Corporation, including without limitation, the right to vote any such shares on all matters properly presented to the stockholders of the Surviving Corporation, and no such action shall have been taken or any such statute, rule, regulation, or order enacted, promulgated, issued, or deemed applicable to the Merger which in the reasonable judgment of 24/7 will produce such result.

               (o) Certificate. 24/7 shall have received a certificate of the Company, dated the Closing Date, signed by the Chief Executive Officer of the Company, as to such other matters as may be reasonably requested by 24/7, including, but not limited to, certificates with respect to the Company's Certificate of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the Closing Date.

               (p) Escrow Agreement. Each Seller shall have entered into an escrow agreement in substantially the form annexed hereto as Exhibit G and, pursuant thereto, shall have delivered to the Escrow Agent thereunder, the portion of the Merger Consideration referred to therein.

               7. Conditions Precedent to Obligations of the Company and each Seller . The obligations of the Company and each Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by the Company and the Sellers in writing, and 24/7 and the Subsidiary shall use their best efforts to cause such conditions to be fulfilled:

               (a) Representations and Warranties. The representations and warranties of 24/7 and the Subsidiary in 24/7's Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

               (b) Performance by 24/7 and the Subsidiary. 24/7 and the Subsidiary shall have performed and complied in all material respects with the agreements, covenants and conditions required by 24/7's Documents to be performed or complied with by them at or before the Closing.

               (c) Merger Consideration. The Merger Consideration shall have been paid as provided in subparagraphs 1(g) and (f) above.

               (d) Employment Agreements. 24/7 shall have entered into the Employment Agreements.

               (e) Opinion of 24/7's Counsel. 24/7 and the Subsidiary shall have delivered to the Company and the Sellers an opinion of Proskauer Rose LLP, counsel to 24/7 and the Subsidiary, dated the Closing Date, in the form of Exhibit E hereto.

               (f) Certificate. The Company and the Sellers shall have received a certificate executed by 24/7, dated the Closing Date, certifying, in such detail as the Company and the Sellers may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs (a) and (b).

               (g) Litigation. No action or proceeding shall be pending or threatened before any court, tribunal or governmental body, and no claim or demand shall have been made against 24/7, the Subsidiary, the Sellers or the Company, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by 24/7's Documents or the Company's Documents which in the reasonably exercised opinion of Sellers makes it inadvisable to consummate such transaction.

               (h) Execution of Related Agreements. 24/7 and Seller shall have entered into the Stockholders' Agreement and Registration Rights Agreement in the form attached hereto as Exhibits A and F respectively.

               8. Closing Deliveries.

               (a) Deliveries of the Company and the Sellers. At the Closing, the Company and the Sellers shall deliver, or shall cause to be delivered, to 24/7 and the Subsidiary the following:

                    (i) Certificates representing the Shares, as 24/7 may designate, with any required stock transfer tax stamps affixed and canceled and all taxes on such transfer, if any, paid in full, all at the expense of Sellers. Such Shares shall be delivered to 24/7 free and clear of all claims;

                    (ii) Where a Seller is an entity: appropriate documentary evidence establishing the capacity and authority of such Seller to sell, assign, transfer and deliver the Shares hereunder and to enter into this Agreement;

                    (iii) The Employment Agreements;

                    (iv) The evidence as to Key Man Life Insurance;

                    (v) The opinion of Fenwick & West LLP, counsel to Sellers;

                    (vi) The certificate referred to in subparagraph 6(i) hereof, duly executed by each Seller;

                    (vii) Copies of the consents, approvals or waivers referred to in subparagraph 6(j) hereof;

                    (viii) duly executed resignations of such directors and fiduciaries of the Company as 24/7 shall designate.

               (b) 24/7 and Subsidiary Deliveries. At the Closing, 24/7 and the Subsidiary shall deliver or cause to be delivered to the Company and the Sellers the following:

                    (i) Certificates representing shares of capital stock of 24/7 and warrants in payment of the Merger Consideration.

                    (ii) The Employment Agreements;

                    (iii) The opinion of Proskauer Rose LLP, counsel to 24/7 and the Subsidiary;

                    (iv) The certificate referred to in subparagraph 7(f) hereof;

                    (v) The agreements referenced in Subparagraph 7(h) hereof.

               9. Restrictive Covenant.

               (a) Confidentiality. The Company and the Sellers shall never use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning 24/7 or the Company or its affiliates that is competitively sensitive or confidential. Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to 24/7 for which 24/7 will not have an adequate remedy at law, 24/7 shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this paragraph 9 are in addition to and in dependent of any agreements or covenants contained in any employment, consulting or other agreement between 24/7 or the Company and any Seller.

               (b) Non-public Information. From and after the consummation of an initial public offering, if any, of 24/7's securities, to the extent that any of the information furnished pursuant to Section 5(f) hereof would constitute material, nonpublic information for purposes of the Securities Exchange Act of 1934, as amended, each Seller covenants that it will not engage in any purchase or sale of 24/7's securities while in possession of such information and prior to the time that such information is made generally known to the public and that each Seller shall inform its agents and representatives, who have been given access to such material, nonpublic information, of such requirements. The obligations in this subparagraph 9(b) shall survive termination of this Agreement.

               10. Brokers. Each party represents to the other that it has had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement other than Interactive Capital Partners LLC. The Company acknowledges and agrees that any commission or other fee that may be due to Interactive Capital Partners LLC is its responsibility and shall be paid on the Closing Date in accordance with the terms of a letter dated March 15, 1998 which has been furnished to 24/7. Should any other claim be made for a broker's, finder's or similar fee, on account of any actions or dealings by a party or its agents, such party shall indemnify and hold the other party harmless from and against any and all liability and expenses, including reasonable attorneys' fees incurred by reason of any claim made by such broker.

               11. Indemnification by Sellers. Each Seller shall severally and not jointly and only in proportion to such Seller's pro-rata share of ownership of the Company immediately preceding the Closing Date indemnify, defend and hold harmless 24/7 and its affiliates (including the Subsidiary and the Company), promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses, including without limitation reasonable attorneys' fees and disbursements exceeding in the aggregate more than $50,000 (collectively, "Losses"), arising out of or in connection with any of the following: (a) any material misrepresentation or breach of any warranty made by such Seller in any of the Company's Documents;
(b) any material breach or nonfulfillment of any covenant or agreement made by such Seller in any of the Company's Documents; (c) the claims of any broker or finder engaged by any Seller other than Interactive Capital Partners LLC; (d) any customer claims relating to services provided prior to the Closing, to the extent not covered by insurance or reserved against in the Unaudited Balance Sheet; and (e) without in any manner limiting the foregoing, any liabilities or obligations of, or claims or causes of action against, the Company which arise with respect to or relate to any period or periods on or prior to the Closing Date, except for those which are set forth or reserved against in the Unaudited Balance Sheet or are set forth in a schedule hereto, or were incurred subsequent to February 28, 1998, in the ordinary course of business as theretofore conducted and are not materially adverse to the operations or prospects of the Company's business. In no event shall the total of any Seller's liability under this paragraph 11 be greater than the portion of the Merger Consideration deposited with the Escrow Agent pursuant to the Escrow Agreement, as provided by subparagraph 13(d), and as shown on Exhibit A to the Escrow Agreement.

               12. Indemnification By 24/7. 24/7 shall indemnify, defend and hold harmless Sellers, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (a) any misrepresentation or breach of any warranty made by 24/7 in any of 24/7's Documents; (b) any breach or nonfulfillment of any covenant or agreement made by 24/7 in 24/7's Documents; and (c) the claims of any broker or finder engaged by 24/7.

               13. Further Provisions Regarding Indemnification.

               (a) Survival. All representations, warranties, indemnities, covenants and agreements made by the Company or the Sellers and 24/7 in the Company's or 24/7's Documents shall survive the Closing, notwithstanding any examination or investigation made by or for any party.

               (b) Limitations. Notwithstanding the foregoing, neither the Company nor any Seller, on the one hand, nor 24/7, on the other (Sellers, on the one hand, and 24/7 on the other, each is sometimes hereinafter referred to in this paragraph 13 as a "party") shall be entitled to indemnification for Losses arising out of matters referred to in subparagraphs 11(a) or 12(a), as applicable, unless it shall have given written notice to the other party, setting forth its claim for indemnification in reasonable detail, within two years after the Closing Date; provided, however, that the foregoing limitations on each party's indemnification obligation shall not apply to Losses arising out of or in connection with any material misrepresentation made in subparagraphs 2(a) and 2(c)and paragraph 10 .

               (c) Defense. An indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of paragraph 11 or 12. If the indemnifying party, within 10 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify and shall have furnished to the indemnified party a bond, letter of credit, escrow or similar arrangement in an amount equal to the total amount demanded in such claim or proceed ing, then the indemnifying party shall have the right to control the defense of such claim or proceeding, and the indemnified party shall not settle or compromise such claim or proceeding without the written consent of the indemnifying party. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense.

               (d) Escrow of Shares of 24/7 Capital Stock. Upon receipt of the Merger Consideration pursuant to Paragraph 2 of this Agreement, Sellers shall deliver to the Escrow Agent, pursuant to the Escrow Agreement, a number of shares of 24/7 capital stock and warrants equal to 30% of the Merger Consideration, with each Seller to deliver its share of the Merger Consideration specified in Exhibit A to the Escrow Agreement. The shares of 24/7 capital stock and warrants together with any earnings on or accretions thereto shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Except for shares of 24/7 capital stock declared as dividends or distributions on the escrowed shares in connection with a stock split or other reorganization of 24/7, all earnings on or accretions to the Merger Consideration held by the Escrow Agent pursuant to the terms of the Escrow Agreement shall be for the benefit of Seller. The Escrow Agreement shall provide the Sellerswith the power to direct the sale of escrowed shares (but not the distribution or release of the net monetary proceeds therefrom), to invest the net proceeds from such sales in U.S. government securities or investment grade debt securities and to receive monthly payments of the interest from such investments. All interest or other income to such investments shall be for the benefit of the Seller. 24/7 shall be entitled to delivery from the Escrow Agent of such number of shares of 24/7 capital stock as shall have a value equal to the amount due 24/7 pursuant to Paragraph 11 (or an equivalent amount in cash), and the Sellers shall give the Escrow Agent all such notices as shall be necessary to obtain such delivery from the Escrow Agent. Subject to any demand hereunder that may be pending at such time, each Sellers shall be entitled to delivery from the Escrow Agent of one-half of its share of the escrow fund as set forth on Exhibit A to the Escrow Agreement (after giving effect to the delivery, if any, of shares of 24/7 capital stock and earnings on and accretions thereto pursuant to the preceding sentence) on the first anniversary of the Effective Time and the balance of its share of the escrow fund upon the second anniversary of the Effective Time.

               14. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, at the Closing or subsequently, as either may reasonably request in order to carry out the provisions or purpose of this Agreement.

               15. Notices. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier as follows:

        If to a Seller at the address set forth with respect to such Seller on the signature page hereto.

        With a copy to:

               Fenwick & West LLP
               1920 N. Street N.W., Suite 650
               Washington, DC  20036
               Attn: J.T. Westermeier, Esq.

        If to 24/7:

               24/7 Media, Inc.
               1290 Avenue of the Americas
               New York, NY  10104
               Attn: Chief Executive Officer

        With a copy to:

               Proskauer Rose LLP
               1585 Broadway
               New York, New York  10036
               Attn:  Ronald R. Papa, Esq.

               16. Entire Agreement. This Agreement (which includes the schedules and exhibits hereto) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

               17. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred, except that 24/7 may assign this Agreement and its rights hereunder to any direct or indirect wholly-owned subsidiary of 24/7.

               18. Paragraph Headings. The paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               19. Other Discussions. Unless this Agreement shall have been terminated, neither the Company nor any Seller shall consider or entertain any other offers for, or hold discussions with any person regarding, the acquisition of any assets or capital stock of the Company.

               20. Legal Fees and Expenses. If the Closing occurs, up to $40,000 of legal costs, fees or expenses incurred by Sellers and the Company shall be borne by 24/7.

               21. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforce able, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

               22. Governing Law and Consent to Jurisdiction. This Agreement shall be gov erned by and construed and interpreted in accordance with the internal law of the State of New York (without reference to its rules as to conflicts of law). The state courts of the State of New York in the New York County and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Southern District of New York, shall have sole and exclusive jurisdictions to hear and determine any dispute or controversy arising under or concerning this Agreement. In any action or proceeding concerning such dispute or controversy, the parties consent to jurisdiction and waive personal service of any summons, complaint or other process; a summons or complaint in any such action or proceeding may be served by mail in accordance with paragraph 15.

               23. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

24/7 MEDIA, INC.

By: /s/ David J. Moore
    ------------------------------
    Name:  David J. Moore
    Title: Chief Executive Officer

INTERACTIONS ACQUISITION CORP.

By: /s/ David J. Moore
    ------------------------------
    Name:  David J. Moore
    Title: Chief Executive Officer

INTELLIGENT INTERACTIONS CORPORATION

By: /s/ Yale R. Brown
    ------------------------------
    Name:  Yale R. Brown
    Title: Chief Executive Officer

    Sellers:


           /s/ Yale R. Brown                      /s/ John N. Gonzalez
-----------------------------------    -----------------------------------------
           Yale Brown                             John N. Gonzalez
Address:   201 N. Union Street         Address:   Versant Object Technology
           Suite 110                              1380 Willow Rd., Suite 210
           Alexandria, VA  22314                  Menlo Park, CA  94025

           /s/ Robert Lippmann                    /s/ Alison Lynch
-----------------------------------    -----------------------------------------
           Robert Lippmann                        Alison Lynch
Address:   201 N. Union Street         Address:   201 N. Union Street
           Suite 110                              Suite 110
           Alexandria, VA  22314                  Alexandria, VA  22314


                                       33

           /s/ Matthew B. Walker                  /s/ David Banks
-----------------------------------    -----------------------------------------
           Matthew B. Walker                      David Banks
Address:   201 N. Union Street         Address:   Versant Object Technology
           Suite 110                              1380 Willow Rd., Suite 210
           Alexandria, VA  22314                  Menlo Park, CA  94025


    Trinity Ventures V, L.P.
    A California Limited Partnership

    By: Trinity TVL Partners V, L.P.

    A California Limited Partnership, its General Partner

By: /s/ Trinity TVL Partners V, L.P.
    --------------------------------
    Name:
               A General Partner

    Address:   300 Sand Hill Road
               Building 1, Suite 240
               Menlo Park, CA  94025
               Attn:  Noel Fenton

    Trinity V Side-By-Side Fund, L.P.

    By: Trinity TVL Partners V, L.P.
    A California Limited Partnership, its General Partner

By: /s/ Trinity TVL Partners V, L.P.
    --------------------------------
    Name:

               A General Partner

    Address:   300 Sand Hill Road
               Building 1, Suite 240
               Menlo Park, CA  94025
               Attn:  Noel Fenton

    Zero Stage Capital V Limited Partnership

    By: Zero Stage Capital Associates Limited Partnership, General Partner

    By: /s/ Zero Stage Capital Associates Limited Partnership
        -----------------------------------------------------

    Name:

    Address:   101 Main Street, 17th fl
               Kendall Square
               Cambridge, MA  02142-1519
               Attn:  Stanley Fung

    F&W Investments 1996
    A California Partnership

By: /s/ F&W Investments
    ------------------------------

               A General Partner

    Address:   Two Palo Alto Square
               Palo Alto, CA  94306
               Attn:  Laird Simons

                                       35